Exhibit 99.1

FOR IMMEDIATE RELEASE

Unilife Corporation Announces Financial Results

For Fiscal Year 2012 Second Quarter

York, PA (February 9, 2012) Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced financial results for the quarter ended December 31, 2011 (Second Quarter of Fiscal Year 2012).

Recent Highlights:

•

Signed a clinical development agreement for a novel device for targeted organ delivery in November 2011; Unilife will receive $1.4 million in initial revenues, which will be recognized through the Fourth Quarter of Fiscal 2012

•	Completed a common stock offering of 8,250,000 shares with net proceeds of $33.8 million to the Company (November, 2011)

•	The additional capital strengthens Unilife’s negotiating position with pharmaceutical companies

•	Broadened base of U.S. healthcare investors with long-term investment strategies

•	Awarded a two year contract with Premier Purchasing Partners, the nation’s largest healthcare alliance, for the supply of the Unitract® range of 1mL safety syringes (October 2011)

•	Open market purchases of the Company’s common stock of approximately $1.0 million by Unilife Chief Executive Officer, Alan Shortall (January—February 2012)

“Unilife has made excellent progress across all areas of its business during the quarter ended December 31, 2011. As we enter calendar year 2012, I believe that we have the broad operational capabilities and high-performance team in place to achieve a series of previously announced key business milestones,” stated Mr. Shortall.

“In this regard, I recently made the decision to further increase my position as Unilife’s largest shareholder with the purchase of approximately $1.0 million of common stock in the open market. This decision further underlines my confidence in the strength of Unilife’s current business position. I plan to continue purchasing Unilife common stock in the open market moving forward, in line with our trading policies and SEC regulations.

“In November 2011, we completed a capital raise that bolstered our cash position in order to help support the negotiation of favorable agreements with pharmaceutical customers, the continued expansion of our portfolio of proprietary devices, and to further increase our operational capabilities. An additional benefit of the capital raise is that through the placement of shares with primarily blue chip, healthcare dedicated and long-only funds, we have an expanded investor base and created greater liquidity for the Company’s common stock,” concluded Mr. Shortall.

Financial Results for Three Months Ended December 31, 2011

Revenues for the three months ended December 31, 2011 were $0.9 million compared to $1.8 million for the same period in 2010. The variation in revenue reflects the Company’s strategic decision to discontinue its contract manufacturing operation in December 2010 and instead, focus on the commercialization, production and supply of its own propriety line of products. In addition, during the three months ended December 31, 2011 the Company recognized revenue of $0.2 million related to the clinical development and supply of a novel device for targeted organ delivery.

Unilife Corporation

250 Cross Farm Lane, York, PA 17406   T + 1 717 384 3400   F + 717 384 3401   E info@unilife.com   W www.unilife.com

The Company’s net loss for the three months ended December 31, 2011 was $12.9 million, or $0.19 per diluted share, compared to a net loss of $10.4 million, or $0.19 per diluted share, for the same period in 2010. The increase in the net loss was primarily attributable to an increase in research and development expenses related to the development of additional advanced drug delivery devices. These amounts were partially offset by a reduction of $1.3 million in selling, general and administrative expenses.

Adjusted net loss for the three months ended December 31, 2011 was $9.6 million, or $0.14 per diluted share, compared to $7.6 million, or $0.14 per diluted share, for the same period in 2010. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization and interest expense.

As of December 31, 2011, the Company’s cash, cash equivalents and restricted cash were $41.7 million.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. Eastern Standard Time on February 9, 2012, to review the Company’s financial results, market trends and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of advanced drug delivery systems. Unilife collaborates with pharmaceutical and biotechnology companies seeking innovative, differentiated devices that can enable or enhance the delivery of injectable drugs and vaccines supplied in either a liquid stable or lyophilized form. The Unifill syringe, the world’s first and only prefilled syringe with fully integrated safety features, sits at the leading edge of this diversified portfolio. In addition to prefilled and hypodermic safety syringes with automatic, user-controlled needle retraction, Unilife has other proprietary technology platforms including drug reconstitution delivery systems, auto-injectors, auto-infusion pump systems and specialized devices for targeted organ delivery. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information on Unilife, please visit www.unilife.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide a reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)

Todd Fromer / Garth Russell	Lynn Piper	Jeff Carter

KCSA Strategic Communications	Westwicke Partners	Unilife Corporation

P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500

(Tables Below)

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,
	December 31, 2011	June 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$39,305	$17,910
Restricted cash	2,400	2,400
Accounts receivable	362	13
Inventories	685	626
Prepaid expenses and other current assets	307	381

Total current assets	43,059	21,330
Property, plant and equipment, net	53,826	54,020
Goodwill	12,752	13,265
Intangible assets, net	37	42
Other assets	1,027	821

Total assets	$110,701	$89,478

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,225	$2,405
Accrued expenses	2,411	2,696
Current portion of long-term debt	5,276	2,274
Deferred revenue	2,702	2,706

Total current liabilities	12,614	10,081
Long-term debt, less current portion	25,743	20,413
Deferred revenue	3,897	5,412

Total liabilities	42,254	35,906

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of December 31, 2011; none issued or outstanding as of December 31, 2011 and June 30, 2011	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of December 31, 2011; 73,044,651 and 63,924,403 shares issued, and 73,015,981 and 63,905,053 shares outstanding as of December 31, 2011 and June 30, 2011, respectively	730	639
Additional paid-in-capital	207,304	169,590
Accumulated deficit	(142,887)	(120,332)
Accumulated other comprehensive income	3,440	3,775
Treasury stock, at cost, 28,670 and 19,350 shares as of December 31, 2011 and June 30, 2011, respectively	(140)	(100)

Total stockholders’ equity	68,447	53,572

Total liabilities and stockholders’ equity	$110,701	$89,478

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statement of Operations

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Industrialization and development fees	$249	$—	$1,689	$1,350
Licensing fees	646	630	1,318	1,207
Product sales and other	17	1,132	35	2,748

Total revenues	912	1,762	3,042	5,305
Cost of product sales	16	824	90	1,999

Gross profit	896	938	2,952	3,306
Operating expenses:
Research and development	5,262	2,442	9,560	4,218
Selling, general and administrative	6,712	8,028	12,895	15,269
Depreciation and amortization	1,157	878	2,150	1,665

Total operating expenses	13,131	11,348	24,605	21,152

Operating loss	(12,235)	(10,410)	(21,653)	(17,846)
Interest expense	639	32	922	64
Interest income	(26)	(82)	(56)	(204)
Other expense (income), net	2	(2)	36	(102)

Net loss	$(12,850)	$(10,358)	$(22,555)	$(17,604)

Loss per share:
Basic and diluted loss per share	$(0.19)	$(0.19)	$(0.35)	$(0.32)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(in thousands, except per share amounts)

(unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Net loss	$(12,850)	$(10,358)	$(22,555)	$(17,604)
Share-based compensation expense	1,485	1,836	3,385	4,386
Depreciation and amortization	1,157	878	2,150	1,665
Interest expense	639	32	922	64

Adjusted net loss	$(9,569)	$(7,612)	$(16,098)	$(11,489)

Adjusted net loss per share—diluted	$(0.14)	$(0.14)	$(0.25)	$(0.21)

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